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                                                                    EXHIBIT 23.4



                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Harbinger Corporation


We consent to the use of our report dated June 11, 1996 relating to the balance sheet of INOVIS GmbH & Co. computergestutze Informationssysteme as of December 31, 1995 and the related statements of operations and accumulated deficit, partners' equity, and cash flows for the year then ended incorporated by reference in the Form S-3 Registration Statement of Harbinger Corporation and to the reference to our firm under the heading of "Experts" in the prospectus.



                                        /s/ KPMG Deutsche Treuhand-Gesellschaft
                                        ---------------------------------------
                                        KPMG Deutsche Treuhand-Gesellschaft




Aktiengesellschaft Wirtschaftsprufungsgesellschaft
Zweigniederlassung Munchen
August 23, 1996